Exhibit 5.2(b)

July 23, 2009

AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri 64105

RE:         Registration Statement on Form S-1 relating to $600,000,000 aggregate principal amount of 8.75% Senior Notes due 2019

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2009 (as amended, the “Registration Statement”) by AMC Entertainment Inc. (the “Issuer”) for the purpose of providing a “market-making” prospectus for the Company’s outstanding $600,000,000 aggregate principal amount of 8.75% Senior Notes due 2019 (the “Notes”) under the Securities Act of 1933, as amended (the “Act”), you have requested our opinion set forth below with respect to the guarantee of the Notes by AMC Card Processing Services, Inc., an Arizona corporation (“AMCCPS”).

The Notes were issued by the Issuer pursuant to, and the guarantee by AMCCPS is evidenced by, an Indenture dated as of June 9, 2009 (the “Indenture”), among the Issuer, the guarantors party thereto and U.S. Bank National Association, as Trustee (the “Trustee”).

In our capacity as your Arizona local counsel, we have examined the Indenture.

We have also reviewed the following documents relating to AMCCPS:

(i)             Certificate of Good Standing of AMCCPS, dated July 14, 2009, issued by the Arizona Corporation Commission;

(ii)            Articles of Incorporation of AMCCPS, filed with the Arizona Corporation Commission on October 27, 2004, bearing a certification dated as of May 8, 2009, from the Arizona Corporation Commission;

(iii)           Bylaws of AMCCPS, as adopted on October 27, 2004;

(iv)           Resolutions of the Board of Directors of AMCCPS, effective as of May 26, 2009;

(v)            Secretary’s Certificate, dated as of June 9, 2009, from the Assistant Secretary of AMCCPS, certifying the accuracy of the AMCCPS Articles of Incorporation and Bylaws, and of the resolutions adopted by AMCCPS in connection with the Indenture; and

(vi)           Corporate Guarantors Secretary’s Certificate, dated as of July 23, 2009, from the Assistant Secretary of AMCCPS certifying the accuracy of, and reaffirming the continuing validity of, the AMCCPS Articles of Incorporation and Bylaws, and the resolutions adopted by AMCCPS in connection with the Indenture and the Notes.

Subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that the execution, delivery and performance by AMCCPS of the Indenture have been duly authorized by all requisite corporate action on the part of AMCCPS.

In rendering the foregoing opinion, we have assumed, without inquiry:  (a) the genuineness of all signatures (including without limitation those of AMCCPS), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as drafts or copies; (b) the legal capacity of all natural persons executing any documents; (c) that all documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend or vary, any of the terms thereof; and (d) that all unanimous consent actions of the Board of Directors of AMCCPS have been filed with the minutes of the meetings of the Board of Directors as required by the bylaws of AMCCPS.  Further, as to factual matters, we have relied upon the certificates provided to us by AMCCPS and governmental authorities.

This opinion is limited to the matters expressly stated herein and no other opinions are implied by, or are to be inferred from, this letter.  Without limiting the prior sentence, we express no opinion (i) with respect to the Notes or the Registration Statement, or any amendments to any of those documents, (ii) as to the enforceability of any agreements including the Notes and the Indenture, or (iii) as to the adequacy of any consideration received by AMCCPS.

The opinions herein are limited to the laws of the State of Arizona; we express no opinion with respect to any matters which may be governed by federal laws or the laws of any other state or jurisdiction.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ QUARLES & BRADY LLP

RSB:dnl